UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2006

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At its meeting on March 30, 2006, the Compensation Committee of the Leggett & Platt, Incorporated Board of Directors revised the bonus calculation and payout schedule under the Company’s Key Management Incentive Compensation Plan (filed as Exhibit 10.9 to the Company’s Form 10-K filed March 11, 2004) and the Award Formula under the 2004 Key Officers Incentive Plan (filed as Exhibit 10.9 to the Company’s Form 10-K filed March 1, 2006). Participants in the Key Management Incentive Compensation Plan are key employees of the Company and participants in the 2004 Key Officers Incentive Plan are executive officers of the Company. Hereinafter we refer to the plans collectively as the “Incentive Plans.”

Bonus Calculation

Under the Incentive Plans, all bonuses are directly tied to a pre-established formula based on the attainment of certain performance objectives. The performance objective for 2006 is the Company’s EBIT (earnings before interest and taxes) return on net assets (“RONA”). Certain adjustments are made to EBIT and net asset amounts reported in the Company’s consolidated financial statements to determine Plan RONA. “Return” is equal to EBIT with addbacks for Incentive Plan bonuses and additional stock matches under Company retirement programs. “Net Assets” are total assets with the following adjustments: (i) deduction of cash and current liabilities, (ii) deduction or addback of accumulated other comprehensive income (deduction if positive, addback if negative) reported in shareholder’s equity section of balance sheet, and (iii) quarterly averaging of all calculations. At its March 30, 2006 meeting, the Compensation Committee decided to exclude acquisitions from the bonus calculations during the first two years after the acquisition date.

Payout Schedule

The revised corporate participant payout schedule applicable to the Incentive Plans is set forth below, with changes highlighted. Bonus payouts for returns that fall between whole RONA percentage points are adjusted proportionately. The Executive Team Payout Schedule applies to only the top three executive officers of the Company.

CORPORATE PARTICIPANT PAYOUT SCHEDULE
RONA	Old Payout %	New Payout %
8%	5%	0%
9%	15%	0%
10%	25%	0%
11%	35%	35%
12%	45%	45%
13%	55%	55%
14%	65%	65%
15%	75%	85%
16%	85%	105%
17%	100%	125%
18%	115%	145%
19%	130%	165%
20%	145%	185%

EXECUTIVE TEAM PAYOUT SCHEDULE
RONA	Old Payout %	New Payout %
8%	0%	0%
9%	0%	0%
10%	0%	0%
11%	35%	0%
12%	45%	45%
13%	55%	55%
14%	65%	65%
15%	75%	85%
16%	85%	105%
17%	100%	130%
18%	130%	160%
19%	160%	190%
20%	190%	220%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: April 5, 2006	By	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary